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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 4, 1999
                       (DATE OF EARLIEST EVENT REPORTED)

                            TENNECO AUTOMOTIVE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                  1-12387                  76-0515284
    (STATE OR OTHER       (COMMISSION FILE NUMBER)       (IRS EMPLOYER
      JURISDICTION                                   IDENTIFICATION NUMBER)
   OF INCORPORATION)

               500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                                 (847) 482-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                  TENNECO INC.
                 1275 KING STREET, GREENWICH, CONNECTICUT 06831
             (FORMER NAME AND ADDRESS IF CHANGED SINCE LAST REPORT)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                                    GENERAL

     On November 4, 1999, Tenneco Automotive Inc. (formerly known as Tenneco Inc. and hereinafter referred to either as "Tenneco" or the "Registrant") distributed (the "spin-off") pro rata to the holders of Tenneco's common stock all the outstanding common stock of its wholly-owned subsidiary, Tenneco Packaging Inc. (now known as Pactiv Corporation and referred to herein as "Packaging"). The spin-off was effected pursuant to a distribution agreement dated as of November 3, 1999 between Tenneco and Packaging, which distribution agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. As a result of the spin-off, the remaining operations of Tenneco consist primarily of those operations related to the designing, manufacturing and marketing of automotive ride control and emissions control products and systems for the automotive original equipment market and aftermarket (collectively, "Automotive" or the "Automotive Business").

                                  THE SPIN-OFF

     The details of the spin-off and the other transactions consummated in connection therewith are described below.

MANNER OF THE SPIN-OFF

     To effect the spin-off, Tenneco's Board of Directors declared a special distribution consisting of all of the capital stock of Packaging. The shares of common stock of Packaging were distributed to holders of record of Tenneco's outstanding common stock at the close of business on October 29, 1999, without any consideration being paid by such holders, on the basis of one share of common stock of Packaging for every share of common stock of Tenneco. The spin-off became effective after the close of business on November 4, 1999.

CORPORATE RESTRUCTURING TRANSACTIONS

     Before the spin-off, Tenneco effected various corporate restructuring transactions (collectively, the "corporate restructuring transactions") which restructured, divided and separated its existing businesses so that, in general, the assets, liabilities and operations of its packaging business and administrative services operations (collectively, the "Packaging Business") were directly or indirectly owned by Packaging and would, therefore, be spun-off to Tenneco's then existing stockholders. As a result of the spin-off, the remaining assets, liabilities and operations of Tenneco consist primarily of those assets, liabilities and operations related to the Automotive Business.

     Upon completion of the corporate restructuring transactions and spin-off, Tenneco's assets at the time of the spin-off were allocated as follows:

     - Tenneco received or retained all of Tenneco's assets at the time not expressly allocated to Packaging or its subsidiaries as described below; and

     - Packaging received or retained (1) those assets related to the conduct of Tenneco's past and current packaging businesses and administrative services operation and (2) all rights expressly allocated to Packaging and its subsidiaries under the distribution agreement or any of the related agreements.

     Upon completion of the corporate restructuring transactions and spin-off, Tenneco's liabilities at the time of the spin-off were allocated as follows:

     - Tenneco assumed or retained responsibility for (1) those liabilities related to the Automotive assets described above and the current and past conduct of Tenneco's automotive business, (2) liabilities for possible violations of securities laws in connection with the spin-off related to disclosures or

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       omissions regarding Automotive's business, results of operations, prospects or management, (3) those liabilities expressly allocated to Tenneco or its subsidiaries under the distribution agreement or any related agreement, and (4) all other liabilities of Tenneco or any of its subsidiaries which do not constitute Packaging liabilities, as described below; and

     - Packaging assumed or retained responsibility for: (1) those liabilities related to the Packaging assets described above and the current and past conduct of Tenneco's packaging businesses and administrative services operations, (2) liabilities for possible violations of securities laws in connection with the spin-off related to disclosures or omissions regarding Packaging's business, results of operations, prospects or management, and (3) those other liabilities expressly allocated to Packaging or its subsidiaries under the distribution agreement or any related agreement.

     In addition, Packaging and Tenneco each agreed to be responsible for one-half of any third-party liability imposed on either party that is both (1) related to the transactions undertaken as part of the spin-off, such as the debt realignment described below, and (2) based on a claim (a) under Delaware corporate law, such as a claim for a breach of fiduciary duties, or (b) under applicable securities laws, but only to the extent the alleged violation is not specifically related to disclosures or omissions about either party's business operations as provided by such party.

DEBT REALIGNMENT

     Prior to the spin-off, Tenneco realigned its debt (including transaction fees and certain preferred stock obligations) through a combination of tender offers, exchange offers, prepayments and other refinancings. As part of the debt realignment, Tenneco (1) offered to purchase for cash approximately $1,283 million aggregate principal amount of various series of its outstanding public debt securities (the "Tender Offers"), (2) offered to exchange up to approximately $1,176 million aggregate principal amount of newly issued debt securities of Packaging for its remaining series of outstanding public debt securities (the "Exchange Offers"), (3) repaid approximately $934 million of other non-public debt and (4) repurchased $400 million of outstanding subsidiary preferred stock.

     The Tender and Exchange Offers were completed on November 4, 1999, with Tenneco retiring approximately $2,376 million aggregate principal amount of its outstanding public debt. Approximately $84 million aggregate principal amount of Tenneco's public debt remains outstanding after completion of the Tender and Exchange Offers, including approximately $63 million of 8.20% Notes due on November 15, 1999. These notes will be repaid with a combination of cash on hand and funds to be borrowed under a new senior secured credit facility, described below. As part of the Tender and Exchange Offers, Tenneco solicited consents from the holders of its public debt to amendments to the indenture under which the debt was issued. The required consents were received, and the indenture was amended to eliminate all of the operating restrictions imposed on Tenneco that were formerly contained in the indenture.

     To fund the cash portions of the debt realignment, Tenneco (1) borrowed $1,072 million under a new senior secured credit facility, described below under "Description of Senior Credit Facility", and (2) issued $500 million of Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes"), described below under "Description of Senior Subordinated Notes". Also as part of the debt realignment, Packaging (1) made borrowings under new credit facilities entered into in connection with the spin-off and remitted the proceeds to Tenneco and
(2) issued new public debt pursuant to the Exchange Offers described above.

     Now that the debt realignment is complete, Tenneco is responsible for all of Tenneco's existing public debt that was not retired in the Tender or Exchange Offers, borrowings under the new senior secured credit facility and the Senior Subordinated Notes. Packaging is responsible for its new public debt securities issued in the Exchange Offers and the borrowings under the new Packaging credit facilities described above.

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RELATIONSHIP BETWEEN TENNECO AND PACKAGING AFTER THE SPIN-OFF

     The distribution agreement and principal ancillary agreements that Tenneco and Packaging entered into in connection with the spin-off are described below.

     DISTRIBUTION AGREEMENT

     In addition to providing for the terms of the spin-off and the various actions that were required to be taken before the spin-off, the distribution agreement contains other provisions governing the relationship between Tenneco and Packaging after the spin-off.

     Responsibility for Liabilities. The distribution agreement provides that after the spin-off date: (1) Tenneco is responsible for paying, performing and discharging its allocated liabilities according to their terms, and (2) Packaging is responsible for paying, performing and discharging its allocated liabilities according to their terms. See "-- Corporate Restructuring Transactions." The distribution agreement provides for cross-indemnities so that: (1) Tenneco must indemnify Packaging (and its respective subsidiaries, directors, officers, employees and agents, and other related parties) against all losses arising out of or in connection with Tenneco's allocated liabilities or the breach of the distribution agreement or any ancillary agreement by Tenneco; and (2) Packaging must indemnify Tenneco (and its respective subsidiaries, directors, officers, employees and agents, and other related parties) against all losses arising out of or in connection with Packaging's allocated liabilities or the breach of the distribution agreement or any ancillary agreement by Packaging.

     Further Assurances. Tenneco and Packaging have each agreed to use all reasonable efforts to take all action (following the spin-off) that is reasonably necessary or advisable to consummate the transactions contemplated by and carry out the purposes of the distribution agreement.

     Information Sharing. The distribution agreement provides for the transfer and sharing of books and records between Tenneco and Packaging and grants each party access to specified information in the other's possession, subject to confidentiality requirements and legal privilege issues.

     Intercompany Accounts. According to the distribution agreement, in general all intercompany receivables, payables and loans between Tenneco's Automotive business, on the one hand, and its Packaging business and administrative services operations, on the other hand, that did not arise from ordinary trading transactions were settled, capitalized or converted into ordinary trade obligations as of the close of business on the spin-off date. Further, all intercompany agreements between these businesses, other than those contemplated in connection with the spin-off and specified trade supply agreements, were terminated.

     Expenses. Tenneco used a portion of the funds borrowed by Tenneco and Packaging as part of the debt realignment to fund the payment of fees, costs and expenses associated with the spin-off. Under the distribution agreement, other specified fees, costs and expenses related to the spin-off but not funded in connection with the debt realignment will be shared equally by Tenneco and Packaging. All other fees, costs and expenses will be paid by the party incurring such fees, costs or expenses.

     HUMAN RESOURCES AGREEMENT

     The human resources agreement entered into between Tenneco and Packaging in connection with the spin-off governs labor, employment, compensation and benefit matters in connection with the spin-off. Under the human resources agreement, each of Tenneco and Packaging agreed to:

     - continue employment of each of their respective retained employees, subject to their rights to terminate employees, with the same compensation as before the spin-off date;

     - continue to honor all related existing collective bargaining agreements in accordance with their terms;

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     - recognize related incumbent labor organizations, subject to their rights to seek changes in their relationships with the organizations; and

     - continue sponsorship of hourly employee benefit plans in accordance with their terms.

     Effective on the spin-off date, Packaging became the sponsor of the Tenneco Retirement Plan and of the Tenneco Thrift Plan and Tenneco Thrift Plan for Hourly Employees (collectively, the "Tenneco Thrift Plan"). Tenneco will establish one or more thrift plans similar to the Tenneco Thrift Plan to which the account balances of retained and former employees of the Automotive Business in the Tenneco Thrift Plan will be transferred. The benefits accrued by employees of the Automotive Business in the Tenneco Retirement Plan will be frozen as of the last day of November 1999, and Packaging will amend the Tenneco Retirement Plan to provide that all benefits accrued through that day by employees of the Automotive Business are fully vested and non-forfeitable. Generally, each of Tenneco and Packaging retain liabilities with respect to benefits accrued by its current and former employees under the Tenneco Inc. Supplemental Executive Retirement Plan and with respect to the welfare benefits of current and former employees of its respective retained businesses and their dependents. In addition, as of the spin-off date, participation by current and former employees of the Automotive Business in the Tenneco Inc. Deferred Compensation Plan was discontinued and Tenneco succeeded to those liabilities.

     Under the human resources agreement, Tenneco generally caused outstanding restricted stock and performance share equivalent unit awards to become fully earned and vested before the spin-off. Tenneco common stock options held by Packaging employees were replaced by options to purchase shares of Packaging common stock on terms economically equivalent to the old Tenneco options. Tenneco common stock options held by employees of the Automotive Business were adjusted to maintain equivalent economic terms to the options outstanding immediately prior to the spin-off.

     TAX SHARING AGREEMENT

     A tax sharing agreement was also entered into between Tenneco and Packaging in connection with the spin-off. This agreement provides for the allocation of tax liabilities between the parties arising before, as a result of and after the spin-off. As a general rule, Tenneco is liable for all taxes not specifically allocated to Packaging under the terms of the tax sharing agreement. Generally, Packaging is liable for taxes imposed exclusively on Packaging and its affiliates engaged in the packaging and administrative services businesses. In the case of U.S. federal income taxes imposed on the combined activities of Automotive and the Packaging group, Packaging is generally liable to Tenneco for federal income taxes attributable to the activities of the Packaging group. Liability for foreign income taxes and non-income taxes will generally be allocated to the legal entity on which the taxes are imposed. In the case of state income taxes imposed on the combined activities of the business groups, Packaging will generally be liable for the tax that would be imposed if the Packaging group had filed combined returns for its group.

     In general, and except as provided below, any taxes imposed on or resulting from any or all of the spin-off, the corporate restructuring transactions and the debt realignment will be the responsibility of the legal entity on which the taxes are imposed. However, if any of those transaction taxes arise due to any action taken or permitted by Tenneco or Packaging that is inconsistent with any representations or warranties made in connection with the IRS letter ruling requested and received by Tenneco in connection with the spin-off, that entity, either Tenneco or Packaging, will be responsible for the resulting tax liability. Additionally, if any transaction taxes arise under Section 355(e) of the Internal Revenue Code as a result of a 50% ownership shift, as defined below, then the resulting corporate tax burden will be borne by the entity, either Tenneco or Packaging, that experienced the 50% ownership shift. Any income tax liability that results from the spin-off, corporate restructuring transactions or debt realignment, but which is not due to either a 50% ownership shift or an action that is inconsistent with the tax treatment contemplated in the IRS letter ruling request, will be shared equally by Tenneco and Packaging.

     Section 355(e) of the Internal Revenue Code, which was enacted in 1997, generally provides that a company that distributes shares of a subsidiary in a spin-off that is otherwise tax-free will incur federal income tax liability if 50% or more, by vote or value, of the capital stock of either the company making
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the distribution or the spun-off subsidiary is acquired by one or more persons acting together pursuant to a plan or series of related transactions that includes the spin-off. This provision can be triggered by some reorganizations involving the acquisition of the assets of the company making the distribution or the spun-off subsidiary. There is a presumption that any 50% ownership shift that occurs within two years before or after the spin-off is pursuant to a plan that includes the spin-off. However, the presumption may be rebutted by establishing that the spin-off and the acquisitions are not part of a plan or series of related transactions.

     Each of Tenneco and Packaging agreed not to take or permit actions inconsistent or partially inconsistent with the IRS letter ruling request on or before the period ending two calendar years from the date of the spin-off, unless the action has been consented to by the other. These agreements could restrict the ability of Tenneco or Packaging to engage in some corporate transactions, redeem stock, dispose of assets except in the ordinary course of business or be the target of an acquisition transaction during that period.

     TRANSITION SERVICES AGREEMENT

     Prior to the spin-off, Tenneco's administrative services operations provided a number of services to Tenneco's operating units. These services include (1) financial accounting services; (2) employee benefits administration for all major salaried and hourly benefit plans; (3) human resources and payroll services; (4) mainframes and distributed systems operations; (5) telecommunications and network operations and management; (6) help desk support; and (7) disaster recovery support. Upon completion of the spin-off, Tenneco's administrative services operations became a part of Packaging. Accordingly, Tenneco and Packaging entered into a transition services agreement under which Packaging will continue to provide Tenneco with specified administrative services.

     Specifically, Packaging will provide or cause to be provided to Tenneco the following services:

     - accounts payable, payroll processing and related services until March 31, 2001 (subject to extension for a period not beyond November 2004), for which Tenneco will pay a fixed fee;

     - financial reporting, human resource administration, cash management and tax services for a period of up to one year following the spin-off, for which Tenneco will pay a fixed fee; and

     - telecommunication and information technology services ("ITOC Services") until December 31, 2001, for which Tenneco will pay Packaging its direct costs plus 50% of Packaging's unreimbursed overhead expenses related to providing such ITOC Services.

     Tenneco estimates that its fee for these services is currently approximately $3.4 million per month. Tenneco will generally receive a rebate equal to 25% of any overhead costs savings and 50% of any direct costs savings that Packaging achieves in providing these services (except that Tenneco will receive the full benefit of any direct costs savings attributable to volume reductions).

     In addition, the transition services agreement contemplates that on or before December 31, 2001 Packaging will transfer to Tenneco, with no additional consideration paid to Packaging, assets that will enable Tenneco to provide the ITOC Services for itself. To the extent this transfer occurs before December 31, 2001 and Tenneco therefore assumes expenses for the provision of the related ITOC Services, Tenneco will receive a credit against the applicable fees described above.

     Because Tenneco retained a portion of the administrative support for Tenneco's European operations, Tenneco also agreed to provide Packaging with specified administrative services for its European operations for an initial period of six months beginning on the date of the spin-off. After the initial six-month period, Packaging may elect to have Tenneco continue to provide specified services for up to six months on a month-to-month basis. Packaging will pay Tenneco a monthly fee for these services.

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     INSURANCE AGREEMENT

     The insurance agreement entered into between Tenneco and Packaging provides for the separation and administration of Tenneco's insurance programs in effect prior to the spin-off and the purchase of "run-off " policies for fiduciaries and directors and officers. In general, the insurance agreement provides that Packaging and Tenneco will obtain coverage for the period ending in December 1996 through Tenneco's pre-existing policies. For the period between December 1996 and the spin-off, Tenneco and Packaging will obtain coverage through Tenneco's existing policies plus supplemental coverage that was purchased. "Run-off" insurance policies were also purchased that remain in effect for seven years and provide coverage for acts prior to the spin-off by directors, officers and fiduciaries of benefit and pension plans. Packaging and Tenneco will each be responsible for administering their respective insurance programs after the spin-off and for purchasing insurance as necessary to cover their respective losses arising after the spin-off. The insurance agreement also allocates responsibility for the payment of premiums and deductibles, and the distribution of insurance proceeds.

     TRADEMARK TRANSITION LICENSE AGREEMENT

     After the spin-off, Tenneco or one of its subsidiaries continues to hold the rights to various trademarks, servicemarks, tradenames and similar intellectual property, including rights in the marks "Tenneco," "Ten" and "Tenn" alone and in combination with other terms and/or symbols and variations thereof (collectively, the "Trademarks"), in the United States and throughout the world. In connection with the spin-off, Packaging entered into a trademark transition license agreement with Tenneco. Under this agreement, Tenneco granted to Packaging and its subsidiaries a limited, royalty-free license to use the Trademarks with respect to Packaging businesses, subject to quality standards and other conditions. The license will expire (1) 60 days after the spin-off, with respect to the use of the Trademarks in corporate names, (2) 12 months after the spin-off, with respect to stationery and similar supplies and (3) 18 months after the spin-off, with respect to signage.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

GENERAL

     In connection with the spin-off, Tenneco has entered into a new senior secured credit facility with a syndicate, or group, of banks and financial institutions, including Citibank as syndication agent, Commerzbank and Bank of America as co-documentation agents and The Chase Manhattan Bank as administrative agent for the lenders' syndicate. The credit facility is referred to as a senior credit facility because borrowings under the credit facility are unsubordinated obligations of Tenneco and are secured as described below under the heading "-- Guarantee; Security." In connection with this new facility, Tenneco's prior $1,750 million credit facility was terminated.

     The senior secured credit facility consists of:

     - a Term Loan A facility of $450 million in term loans;

     - a Term Loan B facility of $300 million in term loans;

     - a Term Loan C facility of $300 million in term loans; and

     - the revolving credit facility of up to $500 million in revolving credit loans, including letters of credit of up to $250 million.

     Tenneco borrowed $1,072 million under the senior secured credit facility substantially contemporaneously with the spin-off, which consisted of $1,050 million of term loans and $22 million under the revolving credit facility. The proceeds of these borrowings were used to fund a portion of the debt realignment. Following the spin-off, the revolving credit facility will be available to fund general corporate purposes.

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REPAYMENT

     The terms of the senior secured credit facility require that the revolving credit facility be repaid on or before the sixth anniversary of the funding date. Prior to that date, funds may be borrowed, repaid and reborrowed under the revolving credit facility without premium or penalty. The revolving credit facility will terminate in 2005. The term loans under the senior secured credit facility have varying maturities from six to eight and one-half years, a portion of which will be payable in quarterly installments beginning September 30, 2001, and the remainder of which will be payable at maturity.

GUARANTEE; SECURITY

     The senior credit facility is jointly and severally guaranteed by each of Tenneco's material direct and indirect domestic subsidiaries. The senior credit facility is also secured by substantially all of the tangible and intangible domestic assets of Tenneco and its subsidiaries and is collateralized by a perfected security interest in all of the capital stock of Tenneco's material domestic subsidiaries and in up to 66% of the capital stock of the Tenneco's first-tier foreign subsidiaries. The collateral will be permanently released if the Tenneco achieves specified long-term debt ratings and a portion of the term loans has been paid in full.

COVENANTS

     The senior credit facility requires Tenneco to maintain compliance with the following financial tests:

     - Maximum Leverage Ratio. Tenneco's maximum leverage ratio, which is the ratio of Tenneco's consolidated indebtedness to its consolidated EBITDA, cannot exceed a fixed amount at the end of each period of four consecutive fiscal quarters commencing with the quarter ending March 31, 2000.

     - Minimum Fixed Charge Coverage Ratio. Tenneco's fixed charge coverage ratio, which is the ratio of Tenneco's consolidated EBITDA less its consolidated capital expenditures to our consolidated cash interest expense, must exceed a minimum level at the end of each period of four consecutive fiscal quarters commencing with the period ending December 31, 2000; and

     - Minimum Interest Coverage Ratio. Tenneco's interest coverage ratio, which is the ratio of consolidated EBITDA to consolidated cash interest expense, must exceed a minimum level at the end of each period of four consecutive fiscal quarters commencing with the period ending on December 31, 2000. For the fiscal quarters ending March 31, June 30 and September 30, 2000, Tenneco's interest coverage ratio must exceed the minimum level for the one, two or three fiscal quarters, respectively, ending with each such fiscal quarter.

     In addition, the senior secured credit facility contains negative covenants limiting (with some exceptions), among other things:

     - additional liens;

     - additional indebtedness or guarantees;

     - additional capital expenditures;

     - transactions with affiliates;

     - mergers and consolidations;

     - prepayments and modifications of the Senior Subordinated Notes and other debt instruments;

     - additional lines of business;

     - liquidations and dissolutions;

     - sales or other dispositions of assets;

     - dividends;

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     - investments;

     - loans and advances; and

     - sales and leasebacks.

INTEREST

     The borrowings under the senior secured credit facility bear interest at a floating rate and may be maintained as base rate loans or as Eurodollar loans. Base rate loans bear interest at the base rate, which is the greater of (1) the applicable prime lending rate of the administrative agent or (2) the Federal Funds Effective Rate plus 1/2 of 1%, plus, in each case, the applicable margin as described below. Eurodollar loans will bear interest at the Eurodollar rate as described in the senior secured credit facility, plus the applicable margin as described below.

     The applicable margin with respect to the revolving credit facility and Term Loan A will vary from time to time in accordance with a pricing grid based on Tenneco's leverage ratio. The initial applicable margin with respect to the revolving credit facility and Term Loan A is (1) 1.75%, in the case of base rate loans and (2) 2.75% in the case of Eurodollar loans. The applicable margins with respect to Term Loan B and Term Loan C will not fluctuate. The applicable margin for Term Loan B is (1) 2.25% in the case of base rate loans and (2) 3.25% in the case of Eurodollar loans. The applicable margin with respect to Term Loan C is
(1) 2.50% in the case of base rate loans and (2) 3.50% in the case of Eurodollar loans.

MANDATORY PREPAYMENTS

     The senior secured credit facility requires Tenneco to prepay the term loan facilities with:

     - 100% of the net proceeds of any issuance or incurrence of indebtedness after the funding date by Tenneco or its subsidiaries, subject to exceptions for permitted debt;

     - 50% of the net proceeds of any issuance of equity by Tenneco or its subsidiaries, subject to some exceptions;

     - 100% of the net proceeds of any sale or other disposition by Tenneco or its subsidiaries of any assets, subject to certain exceptions, unless such proceeds are reinvested in assets useful in Tenneco's business, with certain exceptions;

     - 75% of excess cash flow as defined in the senior secured credit facility; and

     - 100% of the net proceeds of casualty insurance, condemnation awards or other recoveries, to the extent such proceeds are not reinvested in other assets useful in Tenneco's business and subject to some other exceptions.

     The mandatory prepayment percentages listed above (other than the percentage relating to issuance of equity) will be reduced if Tenneco achieves certain performance measures established in the facility.

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                    DESCRIPTION OF SENIOR SUBORDINATED NOTES

     The Senior Subordinated Notes mature on October 15, 2009 and bear interest at the rate of 11 5/8% per year, payable semi-annually. They are unsecured and rank in right of payment behind all of Tenneco's existing and future senior debt. The notes are guaranteed by all of Tenneco's material domestic wholly owned subsidiaries. At the option of the holders, Tenneco is required to redeem the notes upon a change of control of Tenneco at a redemption price of 101% of their principal amount, plus accrued and unpaid interest. The terms of the notes contain restrictions on Tenneco's ability to, among other things, (1) incur additional debt or liens, (2) pay dividends and make distributions or repurchase stock, (3) make investments, and (4) merge or consolidate or transfer or sell assets.

     The notes were issued in reliance upon an exemption from registration under the Securities Act of 1933 for offers and sales of securities not involving a public offering. Tenneco has, however, entered into a registration rights agreement with respect to the notes. Under this agreement, Tenneco is required to a effect an exchange offer whereby note holders may exchange their privately placed notes for publicly registered notes with identical terms. This exchange offer must be completed by April 11, 2000.

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                     TENNECO MANAGEMENT AFTER THE SPIN-OFF

BOARD OF DIRECTORS

     In connection with the spin-off, the Board of Directors of Tenneco was restructured as follows. First, as described more fully below under "Special Stockholders' Meeting," Tenneco's stockholders approved at a special stockholders meeting on October 25, 1999 a proposal to phase-out Tenneco's staggered board structure and provide instead for the annual election of directors (the "Elimination of Staggered Board Proposal"). Under the Elimination of Staggered Board Proposal, Tenneco's staggered board structure will be phased out over the next three annual stockholders meetings, with directors being elected annually after the expiration of their current staggered board terms set forth below. Second, effective upon completion of the spin-off, Messrs. Blumenthal, Johnson, Weiss and Brady resigned as members of Tenneco's Board of Directors and Messrs. Mark P. Frissora (Tenneco's new President and Chief Executive Officer) and David B. Price, Jr. became new members of Tenneco's Board of Directors. The other individuals who were members of Tenneco's Board of Directors immediately prior to the spin-off continued as members of the board following the spin-off. Mr. Mead will continue, on a non-executive basis, as the Chairman of the Board of Tenneco through March 2000.

     A list of the individuals who currently serve as directors of Tenneco and their terms is provided below.

     Terms Expiring at the 2000 Annual Meeting of Stockholders -- Class I

       Mark Andrews
       David B. Price, Jr.

     Terms Expiring at the 2001 Annual Meeting of Stockholders -- Class II

       Dana G. Mead
       M. Kathryn Eickhoff
       Roger B. Porter

     Terms Expiring at the 2002 Annual Meeting Stockholders -- Class III

       Mark P. Frissora
       Sir David Plastow
       Paul T. Stecko

     Now that the spin-off is complete, Tenneco and Packaging share four common directors: Dana G. Mead, Paul T. Stecko, Mark Andrews and Roger B. Porter. Tenneco will adopt policies and procedures for its board of directors to limit the involvement of Messrs. Mead, Stecko, Andrews and Porter in situations that could give rise to potential conflicts of interest, including requesting them to abstain from voting as a director of either Packaging or Tenneco on matters which present a conflict of interest between the companies. Tenneco believes that the number of these conflict situations will be minimal.

EXECUTIVE OFFICERS

     Effective upon completion of the spin-off, the then existing executive officers of Tenneco resigned and the following individuals named below became the executive officers of Tenneco.

        Mark P. Frissora        President and Chief Executive Officer
        Richard P. Schneider    Senior Vice President -- Global Administration
        Mark A. McCollum        Senior Vice President and Chief Financial Officer
        Timothy R. Donovan      Senior Vice President and General Counsel
        Timothy E. Jackson      Senior Vice President and General Manager -- North American
                                  Original Equipment and Worldwide Program Management
        David G. Gabriel        Senior Vice President and General Manager -- North American
                                  Aftermarket

STOCK AWARDS

     In connection with the completion of the spin-off, Tenneco made the following new stock awards, in the aggregate, to management: (1) options to purchase up to 2,059,500 shares of common stock at an exercise price per share equal to the fair market value of a share of Tenneco common stock on the date of grant, which options vest in equal annual increments over three years, (2) 477,000 performance shares, which vest over three years based on the attainment of performance targets and (3) 244,000 shares of restricted common stock, which vest in equal annual increments over three years.

                              REVERSE STOCK SPLIT

     Also at the special stockholders' meeting held on October 25, 1999, Tenneco's stockholders approved an amendment to Tenneco's certificate of incorporation whereby every five shares of Tenneco's then-issued common stock would be converted automatically into one share of Tenneco's new common stock (the "Reverse Stock Split Proposal"). The reverse stock split became effective immediately before the open of business on November 5, 1999 and, as a result thereof, the total number of Tenneco's issued shares of common stock was reduced from 174,864,667 shares (inclusive of 6,491,869 treasury shares) to 34,972,933 shares (inclusive of 1,298,374 treasury shares).

                         SPECIAL STOCKHOLDERS' MEETING

     As described above, Tenneco held a special stockholders' meeting on October 25, 1999 to consider and vote on two separate proposals: (i) the Elimination of Staggered Board Proposal, and (ii) the Reverse Stock Split Proposal. The meeting proceeded and both the Elimination of Staggered Board Proposal and Reverse Stock Split Proposal were approved by holders of a majority of the Tenneco's outstanding common stock. The following sets forth the number of votes cast for, against and abstain with respect to these proposals at the meeting:

     ELIMINATION OF STAGGERED BOARD PROPOSAL

          VOTES FOR                      VOTES AGAINST                    VOTES ABSTAIN
          ---------                      -------------                    -------------
         127,396,690                       2,378,548                        1,051,113

     REVERSE STOCK SPLIT PROPOSAL

          VOTES FOR                      VOTES AGAINST                    VOTES ABSTAIN
          ---------                      -------------                    -------------
         138,533,392                       8,254,821                        1,175,919

ITEM 7. FINANCIAL STATEMENTS

     (B) PRO FORMA FINANCIAL INFORMATION:

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Balance Sheet of Tenneco as of June 30, 1999, and the Unaudited Pro Forma Consolidated Statements of Income for the six months ended June 30, 1999 and the year ended December 31, 1998, reflect the effects of:

     - the debt realignment;

     - the spin-off of Packaging and related transactions; and

     - the April 1999 contribution of Packaging's containerboard assets to a new joint venture and the June 1999 sale of Packaging's folding carton assets (the "paperboard transactions"). These two transactions are reflected only in the pro forma statement of income data since they were completed before the date of the pro forma balance sheet.

     The Unaudited Pro Forma Consolidated Statements of Income have been prepared as if these transactions occurred as of January 1, 1998. The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if the debt realignment, spin-off and related transactions occurred on June 30, 1999. The Unaudited Pro Forma Consolidated Financial Statements for these periods are not necessarily indicative of the results that would have actually occurred if these transactions had been consummated as of June 30, 1999 or January 1, 1998, or results which may be attained in the future.

     The spin-off represents the pro rata distribution of Packaging common stock to the holders of Tenneco common stock. Consequently, no gain or loss was recognized as a result of the spin-off.

     The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Consolidated Financial Statements, are based upon available information and upon certain assumptions that management believes are reasonable.

                                    TENNECO

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                                   (MILLIONS)

                                                                     PRO FORMA ADJUSTMENTS
                                                                     ---------------------
                                                                                   SPIN-OFF     CONSOLIDATED
                                                       TENNECO        DEBT       AND RELATED      TENNECO
                                                     AS REPORTED   REALIGNMENT   TRANSACTIONS    PRO FORMA
                                                     -----------   -----------   ------------   ------------
                      ASSETS
Current assets:
  Cash and temporary cash investments..............    $   40         $  --        $    --         $   40
  Receivables......................................       606            --             79 (b)        785
                                                                                       100(c)
  Inventories......................................       401            --             --            401
  Other current assets.............................       129            31(a)          --            160
                                                       ------         -----        -------         ------
    Total current assets...........................     1,176            31            179          1,386
Plant, property, and equipment, net................     1,049            --             --          1,049
Goodwill and intangibles, net......................       510            --             --            510
Other assets and deferred charges..................       260            41(a)         (54)(h)        247
Net assets of discontinued operations..............     1,421            --         (1,421)(d)         --
                                                       ------         -----        -------         ------
    Total assets...................................    $4,416         $  72        $(1,296)        $3,192
                                                       ======         =====        =======         ======
                  LIABILITIES AND
                SHAREOWNERS' EQUITY
Current liabilities:
  Short-term debt (including current maturities on
    long-term debt)................................    $  206         $(143)(a)    $    --         $   63
  Trade payables...................................       351            --             20(c)         371
  Other current liabilities........................       287            --             --            287
                                                       ------         -----        -------         ------
    Total current liabilities......................       844          (143)            20            658
Long-term debt.....................................       832           778(a)          --          1,610
Deferred income taxes..............................        39            --            (22)(h)         17(f)
Other liabilities and deferred credits.............       168            --             --            168
Minority interest..................................       411          (394)(a)         --             17
Shareowners' equity................................     2,122          (169)(a)     (1,421)(d)        659
                                                                                        80(c)
                                                                                       (32)(h)
                                                                                        79(b)
                                                       ------         -----        -------         ------
    Total liabilities and shareowners' equity......    $4,416         $  72        $(1,296)        $3,192
                                                       ======         =====        =======         ======

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                                    TENNECO
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                 (MILLIONS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  PRO FORMA ADJUSTMENTS
                                                        -----------------------------------------
                                                                                       SPIN-OFF      CONSOLIDATED
                                            TENNECO      PAPERBOARD       DEBT       AND RELATED       TENNECO
                                          AS REPORTED   TRANSACTIONS   REALIGNMENT   TRANSACTIONS     PRO FORMA
                                          -----------   ------------   -----------   ------------    ------------
REVENUES
  Net sales and operating revenues......  $    1,657        $ --          $ --          $  --         $    1,657
  Other income, net.....................           8          --            --             --                  8
                                          ----------        ----          ----          -----         ----------
                                               1,665          --            --             --              1,665
                                          ----------        ----          ----          -----         ----------
OPERATING COSTS AND EXPENSES
  Cost of sales (exclusive of
     depreciation shown below)..........       1,212          --            --             --              1,212
  Engineering, research, and
     development........................          27          --            --             --                 27
  Selling, general, and
     administrative.....................         203          --            --              3(h)             206
  Depreciation and amortization.........          71          --            --             --                 71
                                          ----------        ----          ----          -----         ----------
                                               1,513          --            --              3              1,516
INCOME BEFORE INTEREST EXPENSE, INCOME
  TAXES, AND MINORITY INTEREST..........         152          --            --             (3)               149
Interest expense........................          42         (15)(e)        57(g)          --                 84(g)
Income tax expense......................          44           6(i)        (23)(i)         (1)(i)             26
Minority interest.......................          13          --           (13)(j)         --                 --
                                          ----------        ----          ----          -----         ----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS............................  $       53        $  9          $(21)         $  (2)        $       39
                                          ==========        ====          ====          =====         ==========
EARNINGS PER SHARE(K)
  Average shares of common stock --
       Basic............................  33,387,472                                                  33,387,472
       Diluted..........................  33,463,882                                                  33,463,882
  Income from continuing operations --
       Basic............................       $1.59                                                       $1.17
       Diluted..........................       $1.58                                                       $1.17

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                                    TENNECO

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                 (MILLIONS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              PRO FORMA ADJUSTMENTS
                                                    ------------------------------------------
                                                                                    SPIN-OFF     CONSOLIDATED
                                        TENNECO      PAPERBOARD       DEBT        AND RELATED      TENNECO
                                      AS REPORTED   TRANSACTIONS   REALIGNMENT    TRANSACTIONS    PRO FORMA
                                      -----------   ------------   -----------    ------------   ------------
REVENUES
  Net sales and operating
     revenues.......................  $    3,237        $ --          $ --           $  --        $    3,237
  Other income, net.................         (25)         --            --              --               (25)
                                      ----------        ----          ----           -----        ----------
                                           3,212          --            --              --             3,212
                                      ----------        ----          ----           -----        ----------
OPERATING COSTS AND EXPENSES:
  Cost of sales (exclusive of
     depreciation shown below)......       2,332          --            --              --             2,332
  Engineering, research, and
     development....................          31          --            --              --                31
  Selling, general, and
     administrative.................         472          --            --               5(h)            477
  Depreciation and amortization.....         150          --            --              --               150
                                      ----------        ----          ----           -----        ----------
                                           2,985          --                             5             2,990
                                      ----------        ----          ----           -----        ----------
INCOME BEFORE INTEREST EXPENSE,
  INCOME TAXES, AND MINORITY
  INTEREST..........................         227          --            --              (5)              222
Interest expense....................          69         (53)(e)       153(g)           --               169(g)
Income tax expense (benefit)........          13          21(i)        (61)(i)          (2)(i)           (29)
Minority interest...................          29          --           (29)(j)          --                --
                                      ----------        ----          ----           -----        ----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS........................  $      116        $ 32          $(63)          $  (3)       $       82
                                      ==========        ====          ====           =====        ==========
EARNINGS PER SHARE(K)
  Average shares of common stock --
       Basic........................  33,701,115                                                  33,701,115
       Diluted......................  33,766,906                                                  33,766,906
  Income from continuing
     operations --
       Basic........................       $3.44                                                       $2.43
       Diluted......................       $3.44                                                       $2.43

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                                    TENNECO
       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) To reflect adjustments to Tenneco's debt for the debt realignment and the assumed payment of interest on Tenneco consolidated debt tendered or exchanged as part of the pre-spin-off debt realignment. The adjustment to equity reflects the net impact of the debt realignment, the recording of debt issue costs and deferred income taxes related to the debt realignment. Tenneco acquired certain subsidiary preferred stock as part of the debt realignment. In the cash tender offer, Tenneco offered to purchase securities with a book value of approximately $1,374 million. Of this amount, approximately $1,292 million was tendered by security holders. Therefore, Tenneco retained the obligation to pay the remaining $82 million of debt securities as they become due. Approximately $63 million of these securities are due on November 15, 1999 and have been reflected as current maturities on long-term debt on the accompanying pro forma balance sheet. In the exchange offer, Tenneco offered to exchange new Packaging public debt securities for Tenneco debt securities with a book value of approximately $1,166 million. Of this amount, approximately $1,163 million was exchanged by security holders. Therefore, Tenneco retained the obligation to pay the remaining $3 million of debt securities as they become due. The new Packaging debt securities were recorded at the net carrying amount of the Tenneco debt securities for which they were exchanged. In other words, the new Packaging debt securities were not considered to be "substantially different" for accounting purposes from the Tenneco debt securities for which they were exchanged. Tenneco will incur an extraordinary charge as a result of the debt realignment related to the cash tender offers which it expects will be approximately $12 million after tax. Other costs, including transaction costs and costs associated with foreign tax restructuring initiatives, will be incurred by Tenneco in connection with the corporate restructuring transactions and the spin-off. Tenneco estimates these costs will be approximately $50 million after-tax. The effect on Tenneco's debt of these costs has been reflected in this pro forma adjustment. However, these charges have not been included in the unaudited pro forma consolidated statements of income.

(b) To reflect the purchase of Automotive accounts receivable at fair value which had previously been sold to a third party.

(c) To reflect affiliated receivables and payables with Packaging that were eliminated in the Tenneco consolidated balance sheet.

(d) To reflect the spin-off of Packaging common stock to holders of Tenneco common stock at an exchange ratio of one share of Packaging common stock for each share of Tenneco common stock.

(e) To reflect the adjustment to interest expense resulting from the use of $854 million of proceeds from (1) the contribution of the containerboard assets of Tenneco's paperboard packaging segment to a new joint venture with an affiliate of Madison Dearborn Partners, Inc. and (2) the sale of Tenneco's folding carton operations. For the purpose of this pro forma adjustment, the $854 million of Tenneco short-term debt, with an average annual effective interest rate of 6 1/4%, was assumed to be repaid.

(f) Deferred income taxes at June 30, 1999 include approximately $45 million of net operating loss carryforwards which will be utilized by Packaging in connection with the paperboard transactions.

(g) To reflect the adjustment to interest expense from the allocation of Tenneco debt to Packaging in the debt realignment as follows:

                                                  SIX MONTHS ENDED    YEAR ENDED
                                                      JUNE 30,       DECEMBER 31,
                                                        1999             1998
                                                  ----------------   ------------
                                                           (IN MILLIONS)
Interest expense on historical debt(1)..........        $(42)            $(69)
Reduction of interest expense from paperboard
  transactions(2)...............................          15               53
Interest expense on the new Tenneco
  borrowings(3).................................          80              161
Amortization of debt financing costs and
  commitment fees(4)............................           4                8
                                                        ----             ----
Adjustment to interest expense..................        $ 57             $153
                                                        ====             ====

-------------------------

        (1) Weighted average outstanding historical debt and average annual effective interest rates were $985 million and 7.3%, respectively, for the six months ended June 30, 1999 and $1,155 million and 7.0%, respectively, for the year ended December 31, 1998.

        (2) See Note (e) above.

        (3) Weighted average outstanding debt and average annual effective interest rate for the new Tenneco borrowings were assumed to be $1,673 million and 9 5/8%, respectively, for the six months ended June 30, 1999 and the year ended December 31, 1998.

        (4) Represents commitment fees on the unused borrowing capacity of the new financing arrangements to be entered into prior to the spin-off and the amortization of deferred debt financing costs.

    A 1/8% change in the assumed interest rates would change annual pro forma interest expense by approximately $2 million, before the effect of income taxes.

(h) To reflect the increase in net periodic pension costs resulting from the transfer to Packaging of prepaid pension costs attributable to Automotive employees. Automotive employees will no longer participate in the Tenneco Retirement Plan following the spin-off and Packaging will become the sponsor of this plan. These prepaid pension costs will be transferred to Packaging in connection with the corporate restructuring transactions.

(i) To reflect the income tax expense effects of pro forma adjustments at an assumed statutory tax rate of 40%.

(j) To eliminate the minority interest related to the acquisition of subsidiary preferred stock in connection with the debt realignment.

(k) At a special stockholders' meeting held on October 25, 1999, Tenneco's stockholders approved a reverse stock split whereby every five shares of Tenneco common stock would be automatically converted into one share of Tenneco's new common stock. This reverse stock split became effective the morning following the spin-off of Packaging. The earnings per share and shares outstanding in those pro forma financial statements have been restated to reflect the effect of the reverse stock split.

(C) EXHIBITS

     See the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated by reference herein.

                                 EXHIBIT INDEX
                                       TO
                           CURRENT REPORT ON FORM 8-K
                             DATED NOVEMBER 4, 1999

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1       None.
  2       Distribution Agreement by and between Tenneco Inc. and
          Tenneco Packaging Inc. dated November 3, 1999.
  4       None.
 16       None.
 17       None.
 20       None.
 23       None.
 24       None.
 27       None.
 99.1     Human Resources Agreement by and between Tenneco Inc. and
          Tenneco Packaging Inc. dated November 4, 1999.
 99.2     Tax Sharing Agreement by and between Tenneco Inc. and
          Tenneco Packaging Inc. dated November 3, 1999.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Tenneco Automotive Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TENNECO AUTOMOTIVE INC.

                                          By: /s/ Mark A. McCollum
                                              ---------------------------
                                              Mark A. McCollum
                                              Senior Vice President and
                                              Chief Financial Officer

November 11, 1999